                           LEASE PROVISIONS & EXHIBITS

LANDLORD:  HIGHWOODS REALTY LIMITED PARTNERSHIP

TENANT:  BIRTHDAY EXPRESS.COM, INC.                                 LEASE DATE:

BUILDING ADDRESS: 488 Gallimore Dairy Road, Suite D, Greensboro, North Carolina 27409

NOTICES ADDRESS:  11220 120th Avenue, N.E., Kirkland, Washington 98033, Attn:
Mike Jewell, President

RENTABLE SQUARE FOOTAGE:  32,000

LEASE TERM:  Five (5) years                 RENT COMMENCEMENT:  December 1, 1999

TERM:                     MONTHLY RENT:     ANNUAL RENT:        PRICE P.R.S.F.:
12/01/99 - 11/30/01      $10,586.67         $127,040.00         $3.97
12/01/01 - 11/30/03      $11,013.33         $132,160.00         $4.13
12/01/03 - 11/30/04      $11,466.67         $137,600.00         $4.30

                 ALL RENTS ARE DUE ON THE 1ST DAY OF EACH MONTH

OPTION TO TERMINATE: Provided Tenant is not in default hereunder, Tenant shall have the option to terminate this Lease on the third anniversary of the Commencement Date, upon a prior one hundred twenty (120) day written notice to Landlord and a payment to Landlord of four (4) months rent and unamortized Tenant Improvements totaling forty thousand dollars and 00/100 ($40,000.00).

RIGHT TO RELOCATE: Provided Tenant is not in default hereunder, Tenant shall have the right to relocate to other available properties (i.e., not under lease to other tenants) owned by Highwoods, or its controlled affiliates, at least twenty five percent (25%) greater in size, without penalty, providing a prior ninety (90) day written notice of its intent to relocate. The economic terms pursuant to which the relocation space will be leased shall be subject to mutual agreement, failing which the notice of intent to relocate will be deemed rescinded. The other lease terms shall be substantially the same as set forth in this Lease.

FIRST RIGHT OF REFUSAL: Provided Tenant is not in default hereunder, Tenant shall have a First Right of Refusal on all contiguous space in the Building. Tenant shall have five (5) business days to respond in writing after receipt from Landlord of a written notice of third party offer. Tenant's failure to agree in writing within five (5) business days, to lease the space on the same terms as set forth in the third party offer, shall nullify all of Tenant's rights to that space. Tenant will retain a First Right of Refusal on all contiguous space in the future, upon availability within the Building.

OPTION TO RENEW: Provided Tenant is not in default hereunder, Tenant shall have two (2) options to renew this Lease for a period of five (5) years each, upon the same terms and conditions contained herein, save and except any option to renew, and upon a rental rate equal to the Fair Market Value at the time of the renewal. Tenant shall provide Landlord ninety (90) day prior written notice of its intent to exercise said option.

SECURITY DEPOSIT: $10,586.67 ($5,293.33 to be returned to Tenant after year two (2))

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PRO-RATA %:  37.04%

EXPENSE PASS THRU'S:
Taxes:                     Entire Cost
Insurance:                 Entire Cost
Common Area Maintenance:   Entire Cost

PAID DIRECTLY BY TENANT:
x   Janitorial                              x   Extermination
x   Garbage                                 x   Light Bulbs
x   Water/Sewer                             x   Interior Maintenance
x   Security                                x   Signage
x   Electrical/Gas                          x   Plate Glass Breakage
x   HVAC                                    x   Fire Extinguisher Maintenance

EXHIBITS ATTACHED:
x   A   Legal Description                   x   D   Insurance Requirements
x   B   Building Layout/Specs               x   E   Parking Rules & Regulations
x   C   Rules & Regulations                 x   F   Signage

NORTH CAROLINA    )
                  )                                             LEASE AGREEMENT
GUILFORD COUNTY   )

         THIS LEASE, made and entered into this the 12 day of November, 1999, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina Limited Partnership, hereinafter referred to as "Landlord" and BIRTHDAY EXPRESS.COM, INC., a Washington Corporation, hereinafter referred to as "Tenant".

                                    RECITALS

         Landlord is seized of the business premises described herein, having space therein to let. Tenant desires to lease such space from Landlord. The parties desire to enter into a Lease Agreement defining their respective rights, duties and liabilities relating to the premises.

         IN CONSIDERATION of the mutual covenants contained herein, the parties agree as follows:

1. DESCRIPTION OF PREMISES: Landlord is the owner of a 86,400 rentable square foot building (the "Building") located at 488 Gallimore Dairy Road, Guilford County, Greensboro, North Carolina, being more fully described on Exhibit "A" attached hereto and hereby made a part hereof.

         The Leased Space shall consist of that portion of said Building and other improvements in the amount of 32,000 rentable square feet, as outlined in red on Exhibit "B" attached hereto, said space together with all parking and other common area rights is hereinafter referred to as the "Premises". The entire Leased Space Premises shall be for the exclusive use of Tenant, its agents, servants, employees and invitees for office and related uses. The Leased Space is more commonly known as Suite D.

         Landlord represents and warrants that it is the owner in fee simple of the Premises and that there are no covenants, restrictions or zoning or other regulations which prevent, restrict, or are violated by, this Lease or the use of the Premises as contemplated herein.

2. TERM: The term of this Lease shall be for a period of five (5) years, beginning December 1, 1999, the "Commencement Date", through November 30, 2004, the "Termination Date". In the event Landlord shall permit Tenant to take possession of the Premises prior to the Commencement Date referenced above, all the terms and conditions of this Lease shall apply. If Landlord cannot deliver the Premises to the Tenant after the Commencement Date set forth herein, then rent will not commence until such date as Tenant takes possession of the Premises. The above, however, is subject to the provision that the period permitted for the delay of delivery of possession of the Premises shall not exceed forty five (45) days after the Commencement Date set forth in the first sentence of this Section 2 (except that those delays beyond Landlord's control, including, without limitation, those encompassed in the meaning of the term "force majeure", or caused by Tenant (the "Delays") shall be excluded in calculating such period). If Landlord does not deliver possession to Tenant within such period, then Tenant may terminate this Lease by written notice to Landlord; provided, that written notice shall be ineffective if given after Tenant takes possession of any part of the Premises, or if given more than one hundred (100) days after the original Commencement Date plus the time of any Delays.

3. BASE RENT: Tenant shall pay base rental for the Premises leased as follows:

TERM:                    MONTHLY RENT:    ANNUAL RENT:      PRICE P.R.S.F.:
-----                    -------------    ------------      ---------------
12/01/99 - 11/30/01      $10,586.67       $127,040.00       $3.97
12/01/01 - 11/30/03      $11,013.33       $132,160.00       $4.13
12/01/03 - 11/30/04      $11,466.67       $137,600.00       $4.30

         All rental payments are payable in advance on the first (1st) day of each month without prior offset or deduction to Landlord at Landlord's address specified in Section 41 hereof entitled "NOTICES" or at such other place as Landlord may direct. In the event any Tenant check tendered to Landlord in payment of its obligations hereunder is returned by Tenant's bank for insufficient funds, any and all charges incurred by Landlord as a result shall be billed to Tenant by Landlord as additional rent hereunder.

4. OCCUPANCY AND ACCEPTANCE OF PREMISES: Landlord shall deliver actual possession of the Premises to Tenant on the Commencement Date according to the specifications indicated in Exhibit "B" attached hereto and by this reference made a part hereof, provided Landlord is able to furnish to Tenant evidence obtained from local governmental authorities having jurisdiction that the Premises have been duly inspected and approved for Tenant's occupancy. If the Premises are ready for Tenant's occupancy prior to the Commencement Date, Landlord shall so notify Tenant and Tenant may accept such early occupancy, provided, however, in such event Tenant shall pay to Landlord base rental calculated on a daily basis assuming a 365 day year, for each day Tenant shall occupy the Premises prior to the Commencement Date. If permission is given to Tenant to occupy the Demised Premises prior to the date of commencement of the term hereof, such occupancy shall be subject to all the provisions of this Lease except those relating to the term of this Lease.

         Upon Tenant's occupancy of the Premises Tenant shall render to Landlord, within thirty (30) days of such occupancy date, a written notice listing each and every respect in which the Premises are incomplete according to such building specifications as noted above; Landlord shall then have sixty (60) days from its receipt of said notice to complete those items contained in such listing. The existence of such items shall not alter the Tenant obligation to pay rent pursuant to Section 3, except to the extent they impair Tenant's ability to conduct its business.

         During Tenant's move-in, a representative of the Tenant must be on-site with any moving company to ensure proper treatment of Premises. Elevators in multi-story office buildings must remain in use for the general public during business hours. Any specialized use of elevators must be coordinated with the Landlord's Property Manager. All packing materials and refuse must be properly disposed of. Any damage or destruction due to moving caused by Tenant or Tenant's moving company will be the sole responsibility of the Tenant.

         Landlord warrants that the Premises currently comply with all laws, including the Americans with Disabilities Act ("ADA"). Tenant shall, at its own expense, comply, in its use of the Premises, with all future governmental regulations to include those relating to the ADA.

5. AUDIT: If Tenant disputes the amount of operating expenses as set forth in the invoice from the Landlord within forty-five days after receipt thereof, Tenant shall have the right upon notice to have Landlord's book and records relating to operating expenses audited by a qualified professional selected by Tenant or by Tenant itself. If after such audit Tenant still disputes the amount of operating expenses, a certification as to the proper amount shall be made by an independent certified public accountant in consultation with Landlord's and Tenant's professionals, which certification shall be final and conclusive, absent manifest error. If such audit reveals that operating expenses were overstated in the calendar year audited Landlord shall within thirty (30) days after the certification pay to Tenant the amount of any overstatement which it had collected from Tenant, and if the overstatement is greater than three percent (3%), Landlord shall pay all of Tenant's review and audit costs. However, if such certification does not show that Landlord had made such an overstatement then Tenant shall pay both the costs of its professional as well as the reasonable charges of Landlord's independent certified public accountant engaged to determine the correct amount of operating expenses. If the certification shows that Landlord has undercharged Tenant then Tenant shall within thirty (30) days pay to Landlord the amount of any undercharge.

         Books and records necessary to accomplish any audit permitted under this Section shall be retained for twelve months after the end of each calendar year, and on receipt of notice of Tenant's dispute of the operating expenses shall be made available to Tenant to conduct the audit, which may be either at the Premises, or at Landlord's office in Winston-Salem, North Carolina.

         In the event that the Tenant elects to have a professional audit Landlord's operating expenses as provided in this Lease, such audit must be conducted by an independent nationally or regionally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis. All information obtained through such audit as well as any compromise, settlement or adjustment reached as a result of such audit shall be held in strict confidence by Tenant and its officers, agents, and employees and as a condition to such audit, the Tenant's auditor shall execute a written agreement agreeing that the auditor is not being compensated on a contingency fee basis and that all information obtained through such audit as well as any compromise, settlement or adjustment reached as a result of such audit, shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of the Landlord, which consent shall not be unreasonably withheld in Landlord's sole discretion, or if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such audit, or if required by law.

         No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.

6. LATE PAYMENT OF RENT: All monthly installments of rent herein stipulated are due in advance without prior offset or deduction on the first
(1st) day of each month during the term hereof, as set forth in Section 3 hereof entitled "BASE RENT". All rents not received on the first (1st) day of the month shall be deemed "past due" and all rents not received by the Landlord by the tenth (10th) day of each month during the term hereof shall be subject to a late charge of 5% of the amount due.

         In any such event, Landlord shall so invoice Tenant for any such charge, which shall become due immediately upon Tenant's receipt of the invoice but in no event later than twenty (20) days from the invoice date.

         Once any payment of rent is thirty (30) days past due, the total due, including the 5% charge, shall bear interest at eighteen (18) percent per annum.

7. NO ACCORD AND SATISFACTION: No acceptance by Landlord of a lesser sum than the Base Rent, late charges, additional rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

8. USE: Premises shall be used for such office, assembly, storage, distribution and manufacturing activities as are allowed under existing zoning and recorded covenants. Landlord and Tenant both acknowledge that the extent and height to which Tenant can store and rack goods and materials is dependent on the type, volume, and density that goods and materials are stored. Landlord makes no representations as to the ability and height to which goods and materials may be stored in the Premises. For clarification, Tenant should consult current local fire codes. Tenant shall not conduct, or allow to be conducted, on or within the Premises any business or permit any act which in any way increases the cost of fire insurance on the building or constitutes a nuisance or is contrary to or in violation of the laws, statutes or ordinances of local state or federal governments having jurisdiction and Tenant agrees to comply, at Tenant's expense, with all governmental regulations to include those relating to the Americans with Disabilities Act (ADA), but Landlord shall be responsible for the Building and the Premises complying with all laws, regulations, ADA, etc. Any violation of this provision by Tenant shall be a breach of this Lease.

         It is hereby agreed and understood that the following functions are prohibited outside the building walls or in the parking or service areas: storage of any item; manufacture or assembly of any product; refuse accumulation; rallies or meetings; any conduct of business. Personal property of Tenant of any type or size shall be permitted outside the Premises only during times of loading or unloading operations.

9. QUIET ENJOYMENT: The Landlord covenants that Tenant, upon paying the Landlord the rental stipulated herein together with all other charges reserved herein, and performing the covenants, promises and agreements herein, shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or appertaining thereto, during the full term hereby granted and any extensions or renewals thereof.

10. COMMON AREAS: As used in this Lease, Common Areas shall mean all areas of the entire building and appurtenances which are available for the common use of tenants and which are not held for the exclusive use of the Tenant or other tenants, including but not limited to: the parking areas and entrances and exits thereto, driveways and truck service ways, sidewalks, landscaped areas, access roads, building equipment rooms, and other areas and facilities provided for the common or joint use and benefit of occupants of the Building, their employees, agents, customers and invitees. Landlord reserves the right, from time to time, to reasonably alter said common areas, including converting common areas into leasable areas, constructing additional parking facilities in the common areas, increasing or decreasing common area land and/or facilities and to exercise control and management of the common areas and to establish, modify, change and enforce such reasonable Rules and Regulations as Landlord in its discretion may deem desirable for the management of the Building. In the event of an increase (accepting an increase that will benefit the Tenants) or a decrease in the Common Area, Tenant's percentage share will be adjusted accordingly.

          Tenant agrees to abide by and conform to such rules and regulations, as do not unreasonably interfere with Tenant's business, and shall be responsible for the compliance with same by its employees, agents, customers and invitees. The failure of Landlord to enforce any of such Rules and Regulations against Tenant or any other tenant shall not be deemed to be a waiver of same.

         Landlord shall have the right to restrict or close all or any portion of the common areas at such times and for such periods as may, in the reasonable opinion of the Landlord, be necessary to prevent a dedication thereof, or to preserve the status thereof as private property, or to prevent the accrual of any rights in any person; and Landlord may also close said common areas for purposes of maintenance and repair as may be required from time to time.

         Tenant shall pay to Landlord its proportionate share of the entire common area maintenance cost. Tenant's proportionate share shall be the relation of Tenant's 32,000 rentable square foot area to the 86,400 rentable square foot of total building area, or 37.04%, to be adjusted if any building area is converted to common area. Common Area expenses shall include, but are not limited to the following incurred by Landlord with respect to the Building: snow removal; window washing; painting; security services; any alteration or other work required by any governmental authority as a result of laws hereafter enacted or effective, not attributable primarily to the particular use made by a particular tenant to include costs expended by Landlord in order to place and keep the Building and common areas in compliance with the Americans with Disabilities Act (ADA) and any other legislation by any governmental body, casualty, boiler and machinery, loss of rents insurance and general and excess liability insurance; cleaning, striping, sealing and minor repairs to parking areas, driveways, sidewalks and loading areas (but not replacement); lawn care and landscaping maintenance; management and administrative fees; and all other expenses paid in connection with the operation of the Building chargeable against income. Landlord, upon written demand by Tenant therefor, but not sooner than ninety (90) days after the expiration of a lease year shall furnish Tenant a summary schedule of Common Area Expenses for such lease year if there shall occur therein an increase in Common Area Expenses as aforesaid.

         During the term hereof, Landlord shall notify Tenant of its proportionate share due for such cost. Landlord shall have the option through the Lease term to require Tenant's reimbursement on either a monthly, quarterly or annual basis, at Landlord's sole discretion, to become due and payable as additional rent within ten (10) days, if invoiced monthly or thirty (30) days, if invoiced quarterly or annually, from the date of invoice. Tenant shall pay to Landlord a monthly amount equal to one thousand three hundred thirty three dollars and 33/100 ($1,333.33). This estimated amount shall cover the cost of Common Area Maintenance Expenses, which will be trued-up at the end of each calendar year.

11. ASSIGNMENT AND SUBLETTING: Tenant covenants and agrees that neither this Lease nor the term hereby granted, nor any part thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (individually and collectively referred to as a "Transfer"), by operation of law or otherwise, and that neither the Premises, nor any part thereof, will be sublet or advertised for subletting or occupied, by anyone other than Tenant, or for any purpose other than as hereinabove set forth, without the prior written consent of Landlord not to be unreasonably withheld. Landlord's withholding of consent shall be deemed reasonable if the use or occupancy of the Premises by such sublessee or assignee is likely to increase the likelihood of Landlord being responsible for any costs of compliance with the Americans with Disabilities Act (ADA) or any other legislation by any governmental body. Notwithstanding the foregoing:

         (a) Any Transfer to any corporation or entity controlled (as hereinafter defined) by Tenant, or to the surviving corporation in the event of a consolidation or merger to which Tenant shall be a party and any Major Change (as hereinafter defined) must be approved by Landlord in accordance with the first paragraph of Section 11, above and, without such approval, shall at Landlord's election be void and/or constitute an Event of Default. The term "control" or "controlled" shall mean ownership of more than fifty percent (50%) of the voting stock of a corporation or more than fifty percent (50%) of all of the legal and equitable interest in any other business entity. The term "Major Change" as used herein shall mean any reorganization, recapitalization, refinancing or other transaction or series of transactions involving Tenant which results in the net worth of Tenant and its consolidated subsidiaries immediately after such transaction(s) being less than fifty percent (50%) of the net worth of Tenant and its consolidated subsidiaries as of the end of the fiscal year immediately preceding the date of this Lease.

         (b) A sale, transfer or assignment of a general partner's interest or any portion thereof in Tenant, if Tenant is a partnership, or a sale, transfer or assignment of twenty-five percent (25%) or more of the voting stock of Tenant if Tenant is a corporation, whether such sale, transfer or assignment occurs in a single transaction or a series of transactions, shall be deemed a Transfer and require Landlord's consent in accordance with the procedures specified in the first paragraph of Section 11, above above; provided, however, that notwithstanding any provision of this Lease to the contrary, a sale or transfer of the capital stock of Tenant shall not be deemed a Transfer if (i) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (ii) Tenant becomes a publicly traded corporation.

         (c) Subject to subsection (b) above, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity, if any, which owns or controls a majority of the voting shares/rights at any time changes for any reason, such change of ownership or control shall constitute a Transfer; provided that if Tenant's net worth after such change in the ownership or control of a majority of the voting shares/rights is equal to the greater of Tenant's net worth at the date of this Lease or the net worth of the Tenant on the day prior to such change in the ownership or control of a majority of the voting shares/rights, and the provisions of clauses (1), (4) and (5) of subsection (d) below are otherwise satisfied, such change of ownership or control shall constitute a "Permitted Transfer." Furthermore, a change in the ownership or control of a majority of the voting shares/rights of Tenant shall not constitute a Transfer so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

         (d) Notwithstanding anything in this Paragraph 11 to the contrary, use of a portion of the Premises by any of Tenant's Affiliates shall not be deemed a Transfer requiring Landlord's consent. For purposes of this Lease, the term "Affiliate" shall mean any corporation, limited liability company or partnership which controls, is controlled by, or is under common control with Tenant. In addition, Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (1) Tenant is not in default under this Lease; (2) Tenant's successor shall own all or substantially all (which for purposes of this Lease shall be deemed to be at least eighty percent (80%)) of the assets of Tenant; (3) Tenant's successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) the use of the Premises by such successor to Tenant will not violate the Permitted Use; and (5) Tenant shall give Landlord written notice at least 15 days prior to the date the proposed purchase, merger, consolidation or reorganization actually occurs. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement.

12. LANDLORD'S REPAIRS: The Landlord, at its sole cost and expense, shall maintain and keep in good condition and repair the roof, parking areas and exterior landscaping, foundation, exterior and supporting walls of the Building together with repairs necessary due to structural defects, if any. Landlord shall also maintain and repair, at its sole cost and expense, the electrical wiring (from the utility company's distribution lines to the Premises, including the electrical service exclusive of fuses, fuse blocks, breaker units or meter deposits) servicing the Premises, the water line servicing the Premises, and the sanitary sewer lines and/or septic tank servicing the Premises. However, the Landlord shall not be responsible for such maintenance and repairs in the event the same are required as a result of the gross negligence or willful act of the Tenant or its clients, customers, licensees, assignees, agents, employees or invitees and further, which event the cost of such maintenance and repairs so required shall be the sole responsibility of the Tenant.

13. TENANT REPAIRS; ALTERATIONS: The Tenant shall effect, at its sole cost and expense, all maintenance and repairs to the following components of said Premises, to the extent solely serving the Leased Space: the floor and wall coverings (whether paint or otherwise); lights, light fixtures, and light bulbs; interior and exterior doors and door locks, overhead doors; ceiling tiles; water heaters; windows, frames, glass, window blinds; all heating, ventilating and air conditioning equipment; all plumbing and electrical not described in Section 12 above; security systems and any other improvements not required to be maintained by Landlord in the immediately preceding Section hereof, except in the event the improvements installed by Landlord may be defective in material or labor in installation. All such repairs and replacements required by this section shall be made only by persons approved in advance by Landlord, not to be unreasonably withheld. Should Tenant fail to comply with the maintenance and repairs required above, the Landlord shall have the right to enter on the Premises and make necessary repairs and perform and maintenance required. Any cost incurred by Landlord shall be paid by the Tenant at cost plus an aggregate of ten percent (10%) for overhead and for profit.

         Tenant shall submit to the Landlord for Landlords' prior written approval all of the plans and specifications for any alterations, additions or improvements in and to the Premises which Tenant may deem desirable or necessary in its use and occupancy thereof. Such alterations, additions or improvements shall not be made without the prior written approval of Landlord, not to be unreasonably withheld. If any changes are made to the plans by the Landlord, Tenant shall review final plans and provide written approval prior to Landlord starting upfit construction. All such alterations, additions or improvements shall be made in accordance with applicable city, county, state and federal laws and ordinances, and building and zoning rules and regulations and all present and future governmental regulations relating to the Americans with Disabilities Act (ADA). Landlord's approval hereunder shall not be deemed a warranty that Tenant's alterations meet such ADA regulations, however, such consent shall carry a requirement that such alterations will be constructed by Tenant, at its own expense, in full compliance with all existing ADA governmental regulations. Tenant shall be liable for all damages or injuries which may result to any person or property by reason of or to the extent caused by any alterations, additions or improvements made by it to the Premises and shall hold the Landlord harmless with respect thereto. All additions and improvements made by the Tenant shall become a part of the Premises and shall, upon the termination or expiration of this Lease, belong to Landlord except as may be otherwise set forth in a letter agreement or other written instrument executed by the parties hereto and attached to this Lease as an amendment hereto and thereby made a part hereof.

         In the event Tenant performs any alterations, additions or improvements to the Premises, Tenant agrees that it shall provide to Landlord a reproducible set of as-built plans for Landlord's files.

         If Tenant fails to perform Tenant's obligations under this Section, or if Tenant fails to exercise reasonable diligence in making necessary repairs and replacements, Landlord may at its option enter upon the Premises after ten (10) days prior written notice to Tenant, perform such obligation on Tenant's behalf, and the cost thereof together with interest thereon shall become due and payable as additional rental to Landlord together with Tenant's next rental installment.

         At Landlord's option, exercised in writing at time of approval, Landlord may require that Tenant remove any or all alterations or improvements at Tenant's expense upon termination of the Lease.

14. HEATING, VENTILATION AND AIR CONDITIONING: The Tenant shall at its sole cost and expense keep in force a maintenance contract for the entire term of this Lease on all heating, air conditioning and ventilation equipment pertaining solely to the Premises, providing for service inspections to be done on a semi-annual basis. Tenant shall submit a copy of said contract to Landlord within ten (10) days after occupancy of the Premises. Landlord must reasonably approve the terms of the maintenance contract and the firm Tenant chooses as the maintenance contractor.

         Landlord shall be responsible for replacement of any defective motor or compressor within the system provided it is not as a result of negligence or willful act of the Tenant, its clients, customers, licensees, assignees, agents, employees, or invitees. However, Tenant's failure to provide the required maintenance contract constitutes a negligent or willful act and whereby releases Landlord form any and all liability for said equipment.

         Upon termination of this Lease, Tenant will deliver the HVAC equipment in good operating condition, normal wear and tear excepted.

15. FEDERAL REGULATION AND/OR PROHIBITION OF CFC'S: Due to an environmental threat that the earth's ozone layer has deteriorated, there is international concern for the control of Chlorofluorocarbons ("CFC's") and possible ban thereof. Future legislation could mandate:

         1) New maintenance standards and procedures on HVAC equipment in order to reduce the amount of freon existing in the system; or

         2) Conversion of the equipment in order to accommodate the use of a substitute chemical; or

         3) Replacement of the equipment in the event the equipment does not comply with the required performance and maintenance standards.

         Landlord and Tenant hereby acknowledge that any costs associated with the above shall be considered a maintenance item and included in common area maintenance charges.

16. SUBORDINATION AND ATTORNMENT: Tenant agrees that this Lease shall be subject and subordinate to any mortgages or Deeds of Trust now or hereafter placed upon the Premises and to all modifications thereto, and to all present and future advances made with respect to any such mortgage or deed of trust. Tenant agrees, at any time during the term of this Lease, to execute any and all documents necessary to effectuate this subordination, which Landlord may request. Tenant agrees to attorn to the mortgagee, trustee, or beneficiary under any such mortgage or deed of trust or the purchaser at a sale pursuant to the foreclosure thereof. In the event of the sale, assignment, or transfer by Landlord of its interest in the Premises to a successor in interest who expressly assumes the obligations of the Landlord hereunder, the Landlord shall thereupon be released or discharged from all of its covenants and obligations hereunder, except such obligations as shall have accrued prior to any such sale, assignment or transfer; and Tenant agrees to look solely to any successor in interest of the Landlord for performance of any such obligations. Tenant shall have ten (10) days from its receipt of Landlord's request to deliver any such fully executed documents to Landlord. Tenant's failure to execute and deliver any such documents shall constitute a default hereunder. Notwithstanding any of the foregoing, Tenant's quiet possession and enjoyment of the Premises shall not be disturbed so long as Tenant performs its obligations under this Lease.

17. CHANGE IN OWNERSHIP OF PREMISES: If the ownership of the Premises or the name or address of the party entitled to receive rent hereunder shall be changed, the Tenant may, until receipt of proper notice of such change(s), continue to pay the rent and other charges herein reserved accrued and to accrue hereunder to the party to whom and in the manner in which the last preceding installment of rent or other charge was paid, and each such payment shall, to the extent thereof, exonerate and discharge the Tenant.

18. CONDEMNATION: If the whole of the Building, or such substantial portion thereof, or of the parking for the Building, as will make the Premises unusable (or will substantially impair the use) for the purposes referred to herein, shall be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the time when possession thereof is taken by the condemning authority, and rental shall be accounted for as between Landlord and Tenant as of that date. In the event the portion condemned is such that the remaining portion including parking can, after restoration and repair, be made usable for Tenant's purposes, then this Lease shall not terminate; however, the rent shall be reduced equitably to the amount of the Premises and parking taken. In such an event, Landlord shall make such repairs as may be necessary as soon as the same can be reasonably accomplished. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant, or both, to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority.

         Any minor condemnation or taking of the Premises for the construction or maintenance of streets or highways shall not be considered a condemnation or taking for the purposes of this Section 18 so long as the Premises shall not be materially or adversely affected, ingress and egress for the remainder of the Premises shall be adequate for the business of Tenant, and the provisions of any loan documents of Landlord's lender which encumber the Premises are complied with.

19. RIGHT OF LANDLORD TO ENTER; "FOR RENT" SIGNS: The Tenant agrees that the Landlord or its agents may at all reasonable times after reasonable notice, except in case of emergency, enter upon the Premises for the purpose of inspection or repair of the Building or the building systems and such other purposes as Landlord may deem necessary or proper for the reasonable protection of Landlord's interest in the Premises. In addition, the Landlord may enter the Premises at all reasonable times, after reasonable notice, to exhibit the Premises to prospective purchasers. During the two (2) months immediately preceding the final expiration of the term created hereunder or any renewal thereof, the Landlord, may exhibit the Premises to prospective tenants and/or affix a notice that the premises are for rent; such notice shall not be greater than four (4) square feet in area, and shall be affixed to a suitable part thereof, exclusive of doors and windows and so as not to obstruct the Tenant's signs.

20. TAXES: Landlord agrees to pay before they become delinquent all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter referred to as "taxes") lawfully levied or assessed against the Building and the grounds, parking areas, driveways and alleys around the Building and the grounds, parking areas, driveways and alleys around the Building, except any taxes attributable to the operation of Tenant's business or Tenant's property.

         If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereof, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or building on the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included with the term "taxes" for the purposes hereof.

         Tenant shall pay to Landlord its proportionate share of the entire cost of all taxes referenced herein. Tenant's proportionate share shall be the relation of Tenant's 32,000 rentable square foot area to the 86,400 rentable square feet of total building area, or 37.04%, subject to adjustment if common area is converted to building area. Real estate taxes, as referenced herein, shall be defined as the amount of the total tax invoice (property assessment x tax rate) and shall exclude any discount or late penalty charge and shall include any charge or fee incurred by Landlord as a result of its reasonable attempt in securing a reduction in the assessed value of the Property.

         During the term hereof, Landlord shall notify Tenant of its proportionate share due for such cost. Landlord shall have the option through the Lease term to require Tenant's reimbursement on either a monthly, quarterly, or annual basis, at Landlord's sole discretion, to become due and payable as additional rent within ten (10) days, if invoiced monthly or thirty (30) days, if invoiced quarterly or annually from the date of invoice. Tenant shall pay to Landlord a monthly amount equal to four hundred fifty three dollars and 33/100 ($453.33). This estimated amount shall cover the cost of Tax Expenses, which will be trued-up at the end of each calendar year.

21. TENANT'S COMPLIANCE; INSURANCE REQUIREMENTS. Tenant, in its use of the Premises, shall comply with all applicable laws, ordinances and regulations affecting the Premises, now existing or hereafter adopted, including the Rules and Regulations.

         Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord's managing agent, (presently Highwoods Realty Limited Partnership and its affiliates) and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least TWO MILLION DOLLARS ($2,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant's use of the Premises, and which shall insure the indemnity provisions contained herein. Not more frequently than once every three (3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on its personal property and fixtures located in the Premises and any improvements made by Tenant for their full replacement value and with coinsurance waived, and Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the same, regardless of the cause thereof.

         Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and
(iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days' prior written notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and Tenant shall reimburse the cost thereof on demand.

         Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of which injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers' rights of subrogation. Subject to the foregoing, Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising out of (i) Tenant's use of the Premises or any part thereof, (ii) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, or any part thereof, (iii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iv) any act or negligence of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising in connection with any such claim or claims as described in (i) through (iv) above, or any action brought thereon.

         If such action is brought against Landlord, Tenant upon notice from Landlord shall defend the same through counsel selected by Tenant's insurer, or other counsel reasonably acceptable to Landlord. Tenant assumes all risk of damage or loss to its property or injury or death to persons in, on, or about the Premises, from all causes except those for which the law imposes liability on Landlord regardless of any attempted waiver thereof, and Tenant hereby waives such claims in respect thereof against Landlord, except to the extent arising out of the negligence or willful misconduct of Landlord, its agents, employees, contractors, etc. The provisions of this paragraph shall survive the termination of this Lease.

         Landlord shall keep the Building, including the improvements, insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building.

         Each party shall keep its personal property and trade fixtures in the Premises and Building insured with the equivalent of ISO Special Form Property Insurance in the amount of the full replacement cost of the property and fixtures. Tenant shall also keep any non-standard improvements made to the Premises at Tenant's request insured to the same degree as Tenant's personal property.

          Tenant's insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder's ratings of at least A-and a financial rating of at least VI in the most current Best's Insurance Reports available on the Commencement Date, or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name the non-procuring party as an additional insured as its interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to the non-procuring party; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding TEN THOUSAND DOLLARS ($10,000), unless accepted in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.

         Tenant agrees to pay to the Landlord its proportionate share of the entire cost that Landlord may incur in the cost of maintaining the policies required hereunder. Tenant's proportionate share shall be the relation of Tenant's 32,000 rentable square foot area to the 86,400 rentable square feet of total building area, or 37.04%, subject to adjustment if common area is converted to building area.

         During the term hereof, Landlord shall notify Tenant of its proportionate share due for such cost. Landlord shall have the option through the Lease term to require Tenant's reimbursement on either a monthly, quarterly or annual basis, at Landlord's sole discretion, to become due and payable as additional rent within ten (10) days, if invoiced monthly or thirty (30) days if invoiced quarterly or annually from the date of invoice. Tenant shall pay to Landlord a monthly amount equal to fifty three dollars and 33/100 ($53.33). This estimated amount shall cover the cost of Insurance Expenses, which will be trued-up at the end of each calendar year.

22. DAMAGE AND DESTRUCTION: In the event the Premises are damaged by any peril covered by standard policies of fire and extended coverage insurance and ISO Special Form Insurance to an extent which is less than fifty percent (50%) of the cost of replacement of the Premises, the damage to that portion of the Premises which Landlord is obligated to insure pursuant to the immediately preceding Section hereof, shall promptly be repaired by Landlord, at Landlord's expense, but in no event shall Landlord be required to repair or replace Tenant's stock-in-trade, trade fixtures, furniture, furnishings, special equipment and other items of construction and personal property which Tenant is required to insure pursuant to the immediately preceding Section hereof. In the event of such damage and (a) Landlord is not required to repair as provided herein, or (b) the Premises are damaged to the extent of fifty percent (50%) or more of the cost of replacement of the Premises, or
(c) the Building is damaged to the extent of fifty percent (50%) or more of the cost of replacement, or (d) such damage is twenty-five percent (25%) or more of the cost of replacement of the Premises and the same occurs during the last year of the initial term or any extensions or renewal terms of this Lease, then, in any such event(s), Landlord may elect either to repair or rebuild the Premises or the Building of which the Premises are a part, as the case may be, or to terminate this Lease upon giving notice of such election, in writing, to Tenant within ninety (90) days after the happening of the event causing such damage.

         If such damage, repairing or rebuilding shall render the Premises untenantable, in whole or in part, a proportionate abatement of the rent and additional rent stipulated herein shall be allowed from the date such damage occurred until the date Landlord completes the repairs or rebuilding, said proportion to be based on the degree to which Tenant's use of the Premises is impaired. If Landlord is required or elects to repair the Premises as provided herein, Tenant shall repair its floor and wall covering s which Tenant is obligated to insure pursuant to the terms hereof, in a manner and to at least a condition equal to that prior to such damage or destruction; in addition, Tenant shall repair or replace its stock-in-trade, trade fixtures, furniture, furnishings, special equipment and other items of construction and personal property which tenant is required to insure pursuant to this Lease in a manner and to a condition Tenant deems appropriate and adequate for the conduct of its business within the Premises. In addition, Tenant is hereby given the sole option to terminate this Lease in the event the repairing or rebuilding to be effected by Landlord and required hereunder cannot be completed within one hundred twenty (120) days from the date of the occurrence of the damage and destruction.

23. LIABILITIES OF THE PARTIES: Landlord and Tenant waive all claims against the other for damages to goods or for injuries to persons on or about the Premises or common areas from any cause arising at any time other than damages or injuries directly resulting from either party's negligence or willful misconduct. The Landlord and Tenant will indemnify the other on account of any damage or injury to any persons, or to the goods of any person, arising from the use of the Premises by the other party, or arising from the failure of the other party to keep the Premises in good condition as provided herein, in either case except to the extent caused by Landlord's or Tenant's negligence or willful misconduct. The Landlord and Tenant shall not be liable to the other party for any damage by or from any act or negligence of any unaffiliated occupant of the same Building, or by any unaffiliated owner or occupant of adjoining or contiguous property.

         The Tenant agrees to pay for all damages to the Building, as well as all damage or injuries suffered by Tenant or occupants thereof, caused by misuse or neglect of the Premises by the Tenant in violation of the terms of this Lease.

         Landlord is specifically not responsible under any circumstance for any damage to any computer, computer component, or computer peripheral, hardware or software damaged by any interruption, usage or variation for whatever reason in the electrical distribution system in the building, except to the extent caused by Landlord's negligence or willful misconduct.

         Notwithstanding any other term or provision herein contained, it is specifically understood and agreed that there shall be no personal liability of Landlord (nor Landlord's agent, if any) in respect to any of the covenants, conditions or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of the Landlord in the property for the satisfaction of Tenant's remedies.

24. PARKING: The Landlord warrants that it will, without charge and throughout the term of this Lease and any extensions or renewals thereof, provide the Tenant with no fewer than one and one-half (1.5) per one thousand (1,000) square feet leased of unreserved parking spaces on the property around the demised Premises which complies with applicable city or county code. Tenant agrees to comply with the parking rules contained in the Parking Rules and Regulations attached hereto as Exhibit "E" together with all reasonable modifications and additions thereto which Landlord may from time to time make.

25. SIGNS: Landlord hereby agrees to allow Tenant to have a lighted or spot-lighted sign, as long as such sign complies with standard building finishes. Said sign shall be at the sole expense of the Tenant. See Exhibit "F".

26. UTILITIES: Landlord will provide utility service connections to the Premises, including electrical service, natural gas (where available), water and sewer. The Tenant shall pay directly for the use of (a) natural gas or other fuels used to heat the Premises, (b) 120/208V electricity for heating air conditioning and the lighting throughout the Premises used for operation of Tenant's business. Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in sprinkler system, pipes, and fixtures.

         Tenant will be responsible for the payment of charges for the use of water and sewer, proportionate to its share of the total rentable square footage of the Building, or 37.04%, subject to adjustment if common area is converted to building area. Landlord warrants that in the event that excessive use by any Tenant is discovered, Landlord agrees to meter the Tenant in question.

27. HEAT, VENTILATION, AND CLIMATE CONTROL COMFORT: Landlord has installed HVAC equipment to provide adequate comfort for normal user load requirements. If determined before or during Tenant's occupancy that the Tenant's use of high heat output equipment or other intensive uses (i.e.: computer rooms, telephone rooms or work stations at greater density than five persons per 1,000 square feet), requires additional cooling equipment, Landlord will install necessary additional HVAC equipment at Tenant's sole expense.

28. PLATE GLASS BREAKAGE: Notwithstanding anything herein to the contrary, except by negligence of Landlord, Tenant shall be solely responsible for repair and replacement in the event of plate glass damage or breakage.

29. GARBAGE REMOVAL: Tenant will be responsible for providing a container for garbage and arrange for its systematic pickup.

30. JANITORIAL SERVICES: Tenant shall provide janitorial services and supplies to the Premises, at its own expense.

31. FIRE EXTINGUISHERS: Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises to keep the Premises equipped with all safety appliances, including but not limited to an operating fire extinguisher, required by law or ordinance or any other regulation of any public or private authority having jurisdiction over the Premises (including insurance underwriters or rating bureaus) because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if required by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's permitted uses.

32. EXTERMINATION: The Tenant shall, at its sole cost and expense, on a reasonably frequent basis, employ professional exterminators to control pests within the Premises and supply Landlord with a copy of the contract therefor.

33. STORING OF FLAMMABLE MATERIALS: The Tenant agrees that it shall not store nor shall it use any dangerous and/or flammable chemical material(s) within or around the Premises in a manner which violates any law or which may cause the costs incurred by Landlord with respect to taxes and insurance regarding the Premises to increase in which case Tenant shall bear the cost of any such increase.

34. REPLACEMENT OF LIGHT BULBS: Tenant shall, at its sole cost and expense, replace all light bulbs within the Premises.

35. KITCHEN APPLIANCES AND EQUIPMENT: In the event of installation of a kitchen or kitchen equipment by either Landlord or Tenant, such maintenance and repair of all items contained within the area shall be at the sole cost and expense of Tenant, to include but not limited to: maintenance, repair and replacement of a microwave oven, refrigerator, stove, ice maker, coffee maker, garbage disposal, dishwasher, sink, faucet or any other item within the area. Tenant hereby acknowledges to Landlord that any fixtures described herein are NOT to become a part of the Premises.

36. REMOVAL OF TENANT'S FIXTURES: Notwithstanding any other provision hereof, the Tenant shall have the privilege at any time, on or before vacating the Premises, of removing any or all of its personal property, equipment and fixtures, and Tenant shall repair any damage caused by the removal thereof and shall leave the Premises in good and clean condition and repair.

37. DEFAULT BY TENANT: In the event Tenant shall fail to pay the monthly rental rate by ten (10) days after the due date; or if Tenant is adjudicated a bankrupt; or if Tenant files a petition in bankruptcy under any section or provision of the bankruptcy law; or if an involuntary petition in bankruptcy is filed against Tenant, and same is not withdrawn or dismissed within sixty
(60) days from filing thereof, or if a receiver or trustee is appointed for Tenant's property and the order appointing such receiver or trustee remains in force for sixty (60) days after the entry of such order; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, reduced payment thereof deferred; or if Tenant makes an assignment for the benefit of the creditors; or if Tenant's effects shall be levied upon or attached under process against Tenant, not satisfied or dissolved within sixty (60) days after written notice from Landlord to Tenant to obtain satisfaction thereof; or if Tenant shall abandon the Premises; or if Tenant shall fail to perform or observe any other covenant, agreement, or condition to be performed or kept by the Tenant under the terms and provisions of this Lease, and such failure shall continue to thirty (30) days after written notice thereof has been given by Landlord and received by the Tenant (or such longer period as may reasonably be required provided Tenant diligently prosecutes such cure to completion); then in any one of such events, Landlord shall have the right, at the option of the Landlord, then or at any time thereafter while such defaults continue, to elect either: (1) to cure such default or defaults at the expense of Tenant and without prejudice to any other remedies which it might otherwise have, any payment made or expenses incurred by Landlord in curing such default shall bear interest thereon at 18% per annum, or at such maximum legal rate as permitted by North Carolina law, whichever shall be lower, to be and become additional rent to be paid by Tenant with the next installment of rent falling due thereafter; or (2) to re-enter the Premises and dispossess Tenant and anyone claiming under Tenant, with or without an order of the court, and remove their effects, and take complete possession of the Premises and then elect to take any one or (to the extent not inconsistent) more of the following actions: (i) declare this Lease forfeited and the term ended; or
(ii) elect to continue this Lease in full force and effect, but with the right at any time thereafter to declare this Lease forfeited and the term ended; or (iii) declare Tenant's right to possession of the Premises to be terminated; or (iv) exercise any other remedies or maintain any action permitted to landlords pursuant to the laws of the State of North Carolina, or any other applicable law. In such re-entry the Landlord may, without committing trespass, have all persons and Tenant's personal property removed from the Premises. Tenant hereby covenants in such event for itself and all others occupying the Premises under Tenant; to peacefully yield up and surrender the Premises to the Landlord. Should Landlord declare either (i) this Lease forfeited and the term ended; (ii) the termination of Tenant's right to possession of the Premises; then in any one such events, Landlord shall be entitled to recover from Tenant the rental and all other sums due and owing by Tenant to the date of termination, plus the costs of curing all of Tenant's defaults existing at or prior to the date of termination, plus rental for the balance of the term under this Lease less any rental obtained by Landlord on another Lease for the balance of the term remaining under this Lease. Should Landlord, following default as aforesaid, elect to continue this Lease in full force, Landlord shall use its best efforts to rent the Premises by private negotiations, with or without advertising, and on the best terms available for the remainder of the term hereof, or for such longer or shorter period as Landlord shall deem advisable. Tenant shall remain liable for payment of all rentals and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided, but Landlord shall credit against such liability of the Tenant all amounts received by Landlord from such re-letting after first reimbursing itself for all costs incurred in curing Tenant's defaults and re-entering, preparing and refinishing the Premises for re-letting, and the Premises, and for the payment of any reasonable procurement fee and reasonable commission paid to obtain another tenant, and for all reasonable attorney fees and legal costs incurred by Landlord.

38. RE-ENTRY BY LANDLORD: No re-entry by Landlord or any action brought by Landlord to oust Tenant from the premises shall operate to terminate this Lease unless Landlord shall give written notice of termination to Tenant, in which event Tenant's liability shall be as above provided. No right or remedy granted to Landlord herein is intended to be exclusive of any other right or remedy, and each and every right and remedy herein provided shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing in law or equity or by statute. In the event of termination of this Lease, Tenant waives any and all rights to redeem the Premises either given by any statute now in effect or hereafter enacted.

39. WAIVER OF RIGHTS: No waiver by Landlord of any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof other than the failure of Tenant to pay the particular rent as accepted regardless of Landlord's knowledge of said preceding breach at the time of acceptance of such rent.

40. SECURITY DEPOSIT: Tenant shall deposit with Landlord the sum of ten thousand five hundred eighty six dollars and 67/100 ($10,586.67), to be held by Landlord as security for Tenant's satisfactory performance of the terms, covenants and conditions of this Lease including the payment of Basic Rent (either pro-rated or entire month) and Late Payment of Rent Charges (as specified in Section 6 herein). A sum of five thousand two hundred ninety three dollars and 33/100 (5,293.33) will be returned to Tenant after Year Two
(2) of this Lease, and Landlord shall retain the balance of five thousand two hundred ninety three dollars and 34/100 ($5,293.34) to be held as Security Deposit for the remainder of the term of this Lease.

         (a) Application of Security Deposit. Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for payment of any Basic Rent (pro-rated or entire month), Additional Rent or Late Payment of Rent Charges or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease including any damages or deficiency in the re-letting of the demised premises or other reentry by Landlord.

         (b) Replenishment of Security Deposit. If Landlord uses, applies or retains the whole or any part of the security, Tenant shall replenish the security to its sum of five thousand two hundred ninety three dollars and 34/100 ($5,293.34) within five (5) days after being notified by the Landlord of the amount due. Tenant shall be in default of this Lease if the amount due is not paid within the required period of time.

         (c) Transfer of Property. In the event of a sale or leasing of the Real Property or any part thereof, of which the demised premises form a part, Landlord shall have the right to transfer the security to the vendee or lessees and Landlord shall ipso facto be released by Tenant from all liability for the return of said security; and Tenant agrees to look solely to the new Landlord for the return of said security (provided such new Landlord has, at the time of transfer, a liquid net worth equal to or greater than Landlord's); and it is agreed that the provisions hereof shall apply to every transfer of assignment made of the security to a new landlord.

         (d) Prohibition on Tenant Assignment. Tenant covenants that it shall not assign or encumber the security deposit given to Landlord pursuant to this Lease. Neither Landlord, its successors or assigns shall be bound by any such assignment of encumbrance or any attempted assignment or encumbrance by Tenant of the security deposit.

         (e) When Returned. In the event that Tenant shall fully and faithfully comply with all the terms, covenants and conditions of this Lease, any part of the security not used or retained by Landlord shall be returned to Tenant after the Expiration Date of the Lease and inspection and approval of the Premises by Landlord, normal wear and tear excepted and after delivery of exclusive possession of the demised premises to Landlord.

41. NOTICES: All notices provided for herein shall be in writing and shall be deemed to have been given when received after being deposited in the United States mails, postage fully prepaid, and directed to the parties hereto at their respective addresses given below:


         Landlord:         Notices only:             HIGHWOODS REALTY LIMITED PARTNERSHIP
                                                     380 Knollwood Street, Suite 430
                                                     Winston-Salem, North Carolina  27103

         Landlord:         Payments only:            HIGHWOODS REALTY LIMITED PARTNERSHIP
                                                     P.O. Box 65195
                                                     Charlotte, North Carolina  28265-0195

         Tenant:                                     BIRTHDAY EXPRESS.COM, INC.
                                                     488 Gallimore Dairy Road, Suite D
                                                     Greensboro, North Carolina 27409

         Notices:                                    11220 120th Avenue, N.E.
                                                     Kirkland, Washington 98033
                                                     Attn:  Mike Jewell, President

         With a Copy To:                             Cooley Godward, L.L.P.
                                                     5200 Carillon Point
                                                     Kirkland, WA 98033-7356
                                                     Attn:  Kevin Austin


         Either party may, in addition, deliver written notice by hand delivery or Federal Express. Further, the parties hereto may give or receive notice by or from their respective attorneys and may, by like notice, designate a new address to which subsequent notice shall be directed.

42. COMPLIANCE WITH LAWS: In addition to other provisions herein, Tenant shall promptly execute and comply with all laws, ordinances, rules, regulations and requirements of any or all federal, state and municipal authorities having jurisdiction over the manner in which the Tenant's business is conducted, but only insofar as these laws, ordinances, rules and regulations and requirements are violated by the conduct of Tenant's business.

43. RULES AND REGULATIONS: Tenant, its agents, servants and invitees shall observe faithfully and comply with the rules and regulations set forth on the schedule designated BUILDING RULES AND REGULATIONS, attached hereto as Exhibit "C" and by this reference made a part hereof. Landlord shall have the right, from time to time, during the term of this Lease to make reasonable changes in, and additions to, said rules and regulations, provided such changes and additions do not unreasonably affect the conduct of Tenant's business in the Premises. Any failure by Landlord to enforce any said rules and regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of such rules and regulations. The defined words in this Lease, whenever used in said rules and regulations, shall have the same meanings as herein.

44. HAZARDOUS WASTE: As used in this agreement, "Hazardous Waste" shall mean any hazardous or toxic substance, material, water or similar term which is regulated by local authorities, the State of North Carolina or the United States of America, including, but not limited to, any material, substance, waster or similar term which is (i) defined as a hazardous material under the laws of the State of North Carolina; (ii) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control act (33 U.S.C.
Section 1317); (iii) defined as a hazardous waste under Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. sez.); (iv) defined as a hazardous waster substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. Section 9601 et. sez.); (v) defined as a hazardous waste or toxic substance, waste, material or similar term in rules and regulations, as amended from time to time, which are adopted by any administrative agency including, but not limited to, the Environmental Protection Agency, the Occupational Safety and Health Administration, and any such similar local, state or federal agency having jurisdiction over the Premises whether or not such rules and regulations have the force of law; (vi) defined as a hazardous or toxic waste, substance, material or similar term in any statute, regulation, rule or law enacted or adopted at any time after the date of this agreement by local authorities, the State of North Carolina, or the federal government.

         The Tenant shall not cause or permit its invitees or employees, to cause, the discharge from the Premises of any hazardous material, and the Tenant shall immediately notify the Landlord of the existence of any hazardous material discovered on the Premises, whether placed there by spill, release, discharge, disposal or storage.

         The Tenant shall promptly pay, discharge, or remove any claim, charge or lien upon the Premises, and shall indemnify and hold harmless the Landlord, from any and all loss, damage or expense resulting from such Hazardous Waste the existence of which is caused by Tenant.

         This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by and federal, state or local governmental agency or political subdivision because of hazardous material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any hazardous material on the Premises and Building caused by Tenant or its invitees or employees results in the contamination of the Premises or Building, Tenant shall promptly take all actions at its sole expense, as are necessary to return the same to the condition existing prior to the introduction of any such hazardous material thereto; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises and Building. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

         Landlord reserves the right, at its sole expense, to inspect the Premises from time to time, but no more than twice a year, for the existence of Hazardous Waste. If discovered, Tenant shall be responsible for all costs associated with the immediate clean up and/or disposal of such Hazardous Waste, when the existence of which is caused by Tenant.

45. SURRENDER: Thirty (30) days prior to the termination of this Lease or any extension or renewal hereof, Tenant shall notify Landlord in writing of the day it intends to vacate the Premises together with a forwarding address and telephone number. The Tenant shall surrender the Premises in good and clean condition and repair, excepting only normal wear and tear and damage by fire or other casualty damage covered by insurance and paid to Landlord. Tenant shall not remain in the Premises without the benefit of a written Lease or renewal agreement executed by the parties hereto prior to the expiration of the then existing term. No other holding over of the Premises shall be allowed on any basis whatsoever.

         The delivery of keys or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

         Any pro-rated rent or damages in excess of the security deposit held by Landlord shall be invoiced by Landlord and payable by Tenant within ten
(10) days from the date of invoice, but shall still be subject to audit.

46. HOLDOVER: In the event Tenant remains in possession of the leased premises after the expiration of the term of this Lease, without having first extended this Lease by written agreement with Landlord, such holding over shall not be construed as a renewal or extension of this Lease. Such holding over shall be deemed to have created and be construed as tenancy from month to month, terminable on 30 days notice in writing from either party to the other. The monthly rental to be paid shall be 150% of the monthly rental payable during the last month of the term of this Lease. All other terms and conditions of this Lease shall continue to be applicable for both Landlord and Tenant.

         If Tenant fails to surrender the Premises to Landlord on expiration of the term as required by this Section, Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Premises, including without limitation, claims made by the succeeding Tenant resulting from Tenant's failure to surrender the Premises.

47. LIENS: If Tenant shall cause any material to be furnished to the Premises or labor to be performed thereon or therein, Landlord shall not under any circumstances be liable for the payment of any expenses incurred or for the value of any work done or material furnished. All such work shall be at Tenant's expense and Tenant shall be solely and wholly responsible to all contractors, laborers, and materialmen furnishing labor and material to the Premises. Nothing herein shall authorize the Tenant or any person dealing through, with or under Tenant to charge the Premises or any interest of the Landlord therein or this Lease with any mechanic's liens or other liens or encumbrances whatsoever. On the contrary, (and notice is hereby given) the right and power to charge any lien or encumbrance of any kind against the Landlord or its estate is hereby expressly denied.

48. BENEFITS, BURDENS AND ENTIRE AGREEMENT: This Lease is binding on and benefits the parties hereto and their respective heirs, legal representatives, successors, nominees and assigns. Throughout this agreement the masculine gender shall be deemed to include the feminine, the feminine the masculine, the singular the plural and the plural the singular.

         This Lease, and all exhibits, contains the entire agreement between the parties hereto with respect to the Premises leased hereunder; further, this Lease may not be modified, altered or amended except by an instrument in writing, executed by the parties hereto or their respective heirs, legal representatives, successors, nominees or assigns and which instrument shall be attached hereto as an amendment to this Lease and shall thereby become a part hereof.

49. ATTORNEY'S FEES: If either Landlord or Tenant files an action to enforce any agreement contained in this Lease, or for breach of any covenant or condition, the prevailing party in any such action, or the party settling to its benefit, shall be reimbursed by the other party for reasonable attorneys' fees in the action.

50. GOVERNING LAW: This Lease shall be governed by and construed under the laws of the State of North Carolina.

51. ESTOPPEL CERTIFICATES: Tenant shall execute and deliver to Landlord, upon its occupancy of the Premises, a certificate/statement provided by Landlord, certifying that this Lease is unmodified and in full force and effect and other factual data relating to the Lease or the Premises which Landlord may reasonably request. Furthermore, either party may be required, from time to time during the term of the Lease, to execute and deliver to the other party a certificate/statement for purposes of refinancing, syndication, sale of property, etc. In such event, such party shall have ten (10) days from its receipt thereof from Landlord to execute and deliver such fully executed certificate/statement to the other party. A party's failure to execute said certificate shall constitute a default hereunder.

53. CHRONIC DEFAULTS: Tenant will be in "Chronic Default" under this Lease if Tenant commits a default (either a Monetary or Non-Monetary Default) during any 365-day period in which any of the following combinations of default has already occurred:

         (1)  Two Monetary Defaults; or

         (2)  Three Non-Monetary Defaults; or

         (3)  One Monetary Default and two Non-Monetary Defaults

         (a) Remedies. If Tenant is in Chronic Default, Landlord may immediately exercise any or all remedies available under this Lease or at law or in equity, all without giving Tenant any notice or an opportunity to cure the last default causing Tenant's Chronic Default (notwithstanding any notice and cure provision or other lease provision to the contrary).

         (b) Definitions. For the purpose of this Section, (1) a Monetary Default occurs if Tenant fails to pay any sum of money when due (including, but not limited to, Base Rent, Additional Rent, Percentage Rent, Escalation Rent, Common Area Maintenance Charges, Utility Charges, Pass-thru Expenses, or other Rent); (2) a Non-Monetary Default occurs if Tenant fails to perform any of its obligations under this Lease other than the timely payment of money.

54. EVIDENCE OF AUTHORITY: If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in North Carolina, that the corporation has full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.

55. LEASE REVIEW; DATE OF EXECUTION: The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, on the date that Landlord executes this Lease, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final date of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the "date of execution" or "execution date".

56. Option to Terminate: Provided Tenant is not in default hereunder, Tenant shall have the option to terminate this Lease on the third anniversary of the Commencement Date, upon a prior one hundred twenty (120) day written notice to Landlord and a payment to Landlord of four (4) months rent and unamortized Tenant Improvements totaling forty thousand dollars and 00/100 ($40,000.00).

57. RIGHT TO RELOCATE: Provided Tenant is not in default hereunder, Tenant shall have the right to relocate to other available properties (i.e., not under lease to other tenants) owned by Highwoods, or its affiliates, at least twenty five percent (25%) greater in size, without penalty, providing a prior ninety (90) day written notice of its intent to relocate. The economic terms pursuant to which the relocation space will be leased shall be subject to mutual agreement, failing which the notice of intent to relocate will be deemed rescinded. The other lease terms shall be substantially the same as set forth in this Lease.

58. FIRST RIGHT OF REFUSAL: Provided Tenant is not in default hereunder, Tenant shall have a First Right of Refusal on all contiguous space in the Building. Tenant shall have five (5) business days to respond in writing after receipt from Landlord of a written notice of third party offer. Tenant's failure to agree in writing within five (5) business days, to lease the space on the same terms as set forth in the third party offer, shall nullify all of Tenant's rights to that space. Tenant will retain a First Right of Refusal on all contiguous space in the future, upon availability within the Building.

59. OPTION TO RENEW: Provided Tenant is not in default hereunder, Tenant shall have two (2) options to renew this Lease for a period of five (5) years each, upon the same terms and conditions contained herein, save and except any option to renew, and upon a rental rate equal to the Fair Market Value at the time of the renewal. Tenant shall provide Landlord ninety (90) day prior written notice of its intent to exercise said option.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement or have caused their duly authorized representatives to execute same in two (2) original counterparts, as of the day and year first above written.


                                        LANDLORD:
                                        HIGHWOODS REALTY LIMITED PARTNERSHIP,
                                        a North Carolina Limited Partnership
                                        By: Highwoods Properties, Inc., General
                                        Partner

Attest:


/s/ Julie K. Goco                       By: /s/ John O. Dunn III
-------------------------------            ------------------------------------
Assistant Secretary                        Vice President
(Corporate Seal)

                                        TENANT:
                                        BIRTHDAY EXPRESS.COM, INC., A Washington
                                        Corporation

Attest:


                                        By: /s/ Gary Halperin
-------------------------------            ------------------------------------
Secretary                                  CFO
(Corporate Seal)

STATE OF NORTH CAROLINA    )
                           )                                    ACKNOWLEDGMENT
COUNTY OF FORSYTH          )


         I, Jennifer P. Allard, a Notary Public for the aforesaid State and County, do hereby certify that Julie K. Goco personally came before me this day and acknowledged to me that she/he is the Assistant Secretary of HIGHWOODS PROPERTIES, INC., a North Carolina Corporation, and that by authority duly given and as an act of the corporation, the foregoing instrument was signed in its name by John O. Dunn, III, its Vice President, sealed with its corporate seal, and attested to by Julie K. Goco, its Assistant Secretary.

         Witness my hand and official seal or stamp, this the 12 day of November, 1999.


My Commission Expires:  12-29-03        /s/ Jennifer P. Allard
                      ------------      ---------------------------------------
                                        Notary Public



^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^

STATE OF ___________________   )
                               )                                 ACKNOWLEDGMENT
COUNTY OF _________________    )


         I, Kathy J. Petree, a Notary Public for the aforesaid State and County, do hereby certify that ______________________________________ (name of
Secretary) personally came before me this day and acknowledged to me that she/he is the ____________ Secretary of BIRTHDAY EXPRESS.COM, INC., a Washington Corporation, and that by authority duly given and as an act of the corporation, the foregoing instrument was signed in its name by Gary Halperin (name of CFO), its CFO, sealed with its corporate seal, and attested to by __________________________________ (name of Secretary), its __________
Secretary.

         Witness my hand and official seal or stamp, this the 2nd day of November, 1999__.


My Commission Expires:  8/3/02          /s/ Kathy J. Petree
                       --------         ---------------------------------------
                                        Notary Public

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

BEGINNING at a point located the eight (8) following courses and distances from an existing iron pipe at the southernmost point of the property described in a Deed of Trust from Petula Associates, Ltd., an Iowa Corporation, and Forsyth/Gallimore Partners, a North Carolina General Partnership to The Fidelity Company, Trustee for Calabras of America, Inc., recorded in Book 3361, Page 1096, Guilford County Registry: South 87 degrees 19' 50" East 100.70 feet to an iron stake; thence along the West right of way line of Gallimore Dairy Road North 77 degrees 44' 59" East 178.33 feet to an iron stake; thence continuing with said right of way line North 76 degrees 54' 23" East 98.07 feet to an iron stake; continuing with said right of way line North 72 degrees 1' 26" East 96.25 feet to an iron stake; continuing with said right of way line North 63 degrees 23' 09" East 95.41 feet to an iron stake continuing with said right of way line North 54 degrees 47' 31" East 95.83 feet to an iron stake thence leaving said right of way line North 34 degrees 27' West 279.04 feet to a point; and North 40 degrees 5' 53" West 60.02 feet to the point and place of BEGINNING; thence from said BEGINNING point along a counterclockwise curve to the left a chord bearing and distance of North 54 degrees 47' 25" West 95.96 feet to a point (said curve having a radius of 305.11 feet) thence North 63 degrees 50' 15" West 160.60 feet to a point; thence along a clockwise curve to the right a chord bearing and distance of North 31 degrees 44' West 172.40 feet to a point, the southeastern corner of the property designated Tract 8 shown on a survey prepared for Forsyth Partners, which survey is more particularly identified below (said curve having a radius of 162.20 feet); thence with the eastern boundary line of said Tract 8 North 11 degrees 01' 42" East 60 feet to a point ; thence continuing with said eastern boundary line North 21 degrees 41' 12" East 226.20 feet to a point, the southwestern corner of the property designated Tract 5 on the survey identified below; thence with the southern boundary line of said Tract 5 South 64 degrees 8' 18" East 342.66 feet to a point; thence continuing with said southern boundary line of Tract 5 South 48 degrees 25' 49" East 83.11 feet to a point, the northwestern corner of the property designated Tract 13 on the survey identified below; thence with the western boundary line of said Tract 13 South 25 degrees 51' 42" West 369.86 feet to the point and place of BEGINNING, containing 3.412 acres and being designated as Tract 12 on a survey prepared for Forsyth Partners (Gallimore Dairy Road, Guilford County, North Carolina) prepared by Richard T. Evans, Registered Land Surveyor, of Evans Engineering, Inc., dated February 3, 1984, latest revision dated June 6, 1986.

TOGETHER WITH AND SUBJECT TO an access easement for the purpose of ingress and egress to and from the above described tract over the adjoining real property owned by the Grantor/Trustor, it being the intention of the Grantor/Trustor that this access easement be over and upon such roadways and parking areas as may be developed by the Grantor/Trustor on its adjoining real property; or in the event that such roadways and parking areas are not developed, then this access easement shall be reasonably located at such place and in such width as is commercially reasonable for similar commercial real estate developments, it being the intention of the Grantor/Trustor that in any event reasonable access to public roadways is granted herewith to the above tract.

                                   EXHIBIT "B"

                                   FLOOR PLAN

                                   EXHIBIT "C"

                          BUILDING RULES & REGULATIONS

1. Tenant shall not do or permit anything to be done in the Premises or in the Building which will in any way increase the rate payable, or violate any provision, in respect of any policy of fire insurance on the Building or Landlord's property therein; obstruct or interfere with the rights of other tenants, or unreasonably injure or annoy them; use the Premises as sleeping apartments; engage in or permit games of chance or any form of gambling or immoral conduct in or about the Premises; encumber or obstruct or deposit rubbish and similar substances in the parking and loading areas, sidewalks or entrance areas; bring or keep any animals, or flammable, combustible or explosive substances, to or in the Building; violate security procedures established by Landlord, or in any way create a nuisance.

2. Tenant shall not use the Premises or the Building for any purpose that will damage the Premises or the Building, or for any purposes other than those specified in the Lease.

3. Canvassing, soliciting and peddling in and about the Building are prohibited, and Tenant shall cooperate, without expense, to prevent such activities.

4. Tenant shall not install or use in the Building any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, ventilator, radiator or any other similar apparatus which will require the use of electrical current or water without the prior written consent of Landlord, and then only as Landlord may direct.

5. Tenant shall not use in the Building any machine, other than standard office machines such as computers, faxes, typewriters, calculators, copying machines and similar machines, without the prior written approval of Landlord. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise or annoyance. Tenant shall not cause improper noises, vibrations or odors within the Building.

6. Tenant shall not place a load on any floor in the Premises exceeding the floor load limit which such floor was designed to carry, nor shall Tenant install, operate or maintain in the Premises any heavy item or equipment except in such manner as to achieve a proper distribution of weight, so long as Landlord notifies Tenant of such loads.

7. Tenant shall not use scotch tape or other adhesive material for the purposes of hanging items on the interior walls of the Premises.

8. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind out of the Building, except in the refuse containers provided therefor. In addition, if Tenant shall place or allow or cause to be placed in the garbage dumpsters excess trash or refuse, such as boxes or cartons, which would necessitate an additional pick-up for such garbage dumpsters, the Tenant shall be responsible for such additional pick-up at its sole cost and expense. Tenant shall exercise its best efforts to keep the sidewalks, entrances in and about the Building clean and free from rubbish. The outside areas immediately adjoining the Premises shall be kept clean and free from snow, ice, dirt and rubbish by Tenant, and Tenant shall not place, suffer or permit any obstruction or storage or display of goods in such areas.

9. Tenant shall not use the washrooms, rest rooms and plumbing fixtures of the Building, and appurtenances thereto, for any other purpose than the purposes for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant's servants, employees, agents, contractor, jobbers, licensees, invitees, guests or visitors cause any such damage to such washrooms, rest rooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant's expense, and Landlord shall not be responsible therefor.

10. Landlord shall have the right to prohibit any publicity, advertising or use of the name of the Building by Tenant which, in Landlord's reasonable opinion, impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue any such publicity, advertising or use of the Building name.

11. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the leased area shall not be covered or obstructed by Tenant without Landlord's prior written approval. Landlord shall approve reasonable coverings. Tenant hereby agrees to keep the Premises at a temperature sufficiently high to prevent freezing of water pipes and fixtures.

12. No radio or television aerial or other device shall be erected on the roof or exterior walls to the Premises or Building in which the Premises are located without first obtaining in each instance the Landlord's consent in writing. Any aerial or device installed without written consent shall be subject to removal by Landlord at Tenant's expense without notice at any time. No radio, phonograph or similar device shall be used in a manner so as to be heard or seen outside the Premises.

13. Tenant, upon the termination of its lease, shall deliver to Landlord all keys to doors in the Building. In the event of the loss of any key, it shall be the sole responsibility and expense of Tenant to have the locks to the Premises re-keyed or additional locks installed.

14. In the event Landlord provides a VIM Postal Unit, keys for such unit will be distributed at the time of occupancy. Landlord however, will not be responsible for: (a) the replacement of lost or damaged keys or issuance of extra keys; (b) incorrect distribution of mail; (c) delivery schedules of mail; or (d) mail delivery to door.

15. Tenant shall have cleaned, at its expense, not less than semiannually, the carpet that has been provided by the Landlord for Tenant's use.

16. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of premises in the Building.

                                   EXHIBIT "D"

                             INSURANCE REQUIREMENTS

As referenced in Section 21 herein, an insurance certificate must be provided to Landlord within thirty (30) days of execution of this Lease showing those coverages specified. The following information must be incorporated on all certificates:

1)    Tenant's specific leased property address;

2)    Thirty (30) day cancellation notice to Landlord; and

3) Highwoods Realty Limited Partnership (Landlord) specifically named as Certificate Holder and Additional Insured.

                                   EXHIBIT "E"

                           PARKING RULES & REGULATIONS

         Tenant shall be entitled to park in common with other tenants of Landlord on the parking areas located adjacent to the Building(s) within which the Premises are located. Tenant shall be entitled to one and one-half (1.5), per one thousand (1,000) square feet leased, unreserved parking spaces. Tenant agrees to cooperate with Landlord and other tenants in the use of such parking facilities. Tenant agrees not to overburden such parking facilities and agrees to cooperate with Landlord and other tenants in the use of such parking facilities. Landlord reserves the right, in its reasonable discretion, to determine whether parking facilities are being overburdened and, in such event, to allocate parking spaces among Tenant and other tenants or restrict the number of vehicles which may be parked thereon.

         Parking as used herein means the use by Tenant's employees, its visitors, invitees and customers of those portions of the parking area designed by Landlord for the parking of motor vehicles in connection with use of and/or visits to the Premises. There will be no assigned parking unless elected by the Landlord in specific instances. Tenant agrees and covenants to park all trucks, trailers or other commercial vehicles in the parking spaces at the rear of the Building(s) within which the Premises are located or where otherwise designated by Landlord. No vehicle, equipment or machinery may be repaired, serviced, cleaned, steam cleaned, lubricated, sandblasted, painted or otherwise maintained in any parking areas, roadways or service areas adjacent to or surrounding the Building(s) in which the Premises are located, or anywhere within the parking area. Any vehicle belonging to Tenant, or Tenant's employees, agents, subcontractors, contractors, licensees, invitees or visitors abandoned (72 hours without movement constitutes abandonment) or disabled or in a state of non-operation or disrepair shall not be permitted anywhere in the parking area and will be considered as trespassing on same, and subject to removal therefrom by Landlord, and all cost resulting therefrom, including towing, and if necessary, storage charges, shall be paid by Tenant to Landlord upon demand. Tenant hereby agrees to enforce said restriction with respect to Tenant's own vehicles and those of Tenant's employees, agents, visitors, contractors and subcontractors, licensees and invitees. Should a violation of this restriction occur, the vehicle, equipment, trailer or machinery shall be deemed abandoned or in trespass and may be removed from the parking area and all costs thereof shall be the obligation of the Tenant. Should the Landlord be required to pay any towing, removal or storage charges, said expenses or obligations shall become the debt of the identified Tenant under this Lease and shall be reimbursed to the Landlord as additional rent when invoiced. Landlord accepts no responsibility for theft, collision, vandalism, fire, acts of God or any other casualty of vehicles or equipment parked or stored in the parking area or for removal required as set forth in this paragraph while the vehicle or equipment is under tow or otherwise stored. Notwithstanding the foregoing, Landlord shall not be responsible to the Tenant for the nonperformance by any other tenant to any parking rule, and Landlord shall not be required to police said parking area or to remove vehicles or to stop any nonconforming use.

                                   EXHIBIT "F"

Signage for AirPark South:

- Overhead panels are 2' x 12', aluminum, and burgundy with white lettering.

- Landlord pays for overhead panel and tenant pays for lettering, logo, and installation charges.

- Lettering, logo, and installation charges of overhead panel are approximately $205.00.

-        Tenant name on directory signage is available for a charge of $64.00.

-        Landlord provides front door signage.